UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

AEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39699	37-1827430
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Park Place, Suite 200, Dublin, California	94568
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 400-4366

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIDR	The Nasdaq Stock Market LLC
Warrants to receive one share of Common Stock	LIDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on March 14, 2023, AEye, Inc.’s (the “Company”) Board of Directors (the “Board”) appointed Conor B. Tierney as the Company’s interim Chief Financial Officer, Treasurer, and principal financial officer, effective March 31, 2023. On May 1, 2023, the Board appointed Mr. Tierney as the Company’s Chief Financial Officer, Treasurer, and principal financial officer, removing the interim designation, and made Mr. Tierney a party to the Company’s (i) Change in Control Severance Agreement and (ii) Indemnification Agreement, the forms of which have been previously disclosed by the Company.

Information about Mr. Tierney and his appointment as the Company’s interim Chief Financial Officer, Treasurer, and principal financial officer, as set forth in Item 5.02 of the Company’s Current Report on Form 8-K filed on March 15, 2023, is incorporated by reference into this Item 5.02.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 3, 2023, the Company held its 2023 Annual Meeting of Stockholders (the “Meeting”). Present in person or by proxy at the Meeting were shares of common stock representing 134,623,291 votes, or approximately 79.8% of the 168,762,257 shares outstanding and entitled to vote as of the record date of March 10, 2023.

At the Meeting, the Company’s stockholders: (i) elected each of the two persons listed below under Proposal One to serve as a Class II director of the Company until the 2026 Annual Meeting of Stockholders; (ii) ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 as described in Proposal Two; (iii) approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of our common stock as described in Proposal Three; (iv) approved an increase in the number of shares of common stock issuable under our 2021 Equity Incentive Plan as described in Proposal Four; and (v) approved an amendment to the Company’s Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law as described in Proposal Five.

The following tables set forth the results of the voting at the Meeting.

Proposal One – to elect two (2) Class II directors, Luis C. Dussan and Matthew Fisch, each to hold office until the Company’s 2026 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal:

Nominee	For	Withheld	Broker Non-votes
Luis C. Dussan	102,223,433	3,848,403	28,551,455
Matthew Fisch	105,537,572	534,264	28,551,455

Each nominee received the required affirmative vote of holders of a plurality of the votes cast and, therefore, each of the nominees was elected as a Class II director to hold office until the Company’s 2026 Annual Meeting of Stockholders, and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal.

Proposal Two – to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

For	Against	Abstain	Broker Non-votes
107,522,593	26,983,836	116,862	0

Proposal Two required the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the Meeting or represented by proxy and entitled to vote thereon and was approved by stockholders as set forth in the table above.

Proposal Three – to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 300,000,000 to 600,000,000:

For	Against	Abstain	Broker Non-votes
117,762,493	16,690,566	170,232	0

Proposal Three required the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote on the subject matter and was approved by stockholders as set forth in the table above.

Proposal Four – to approve an increase in the number of shares of common stock issuable under the Company’s 2021 Equity Incentive Plan by 16,000,000 shares:

For	Against	Abstain	Broker Non-votes
83,776,792	22,129,173	165,871	28,551,455

Proposal Four required the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the Meeting or represented by proxy and entitled to vote thereon and was approved by stockholders as set forth in the table above.

Proposal Five – to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law:

For	Against	Abstain	Broker Non-votes
100,495,215	5,323,847	252,774	28,551,455

Proposal Five required the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote on the subject matter and was approved by stockholders as set forth in the table above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEye, Inc.

Dated: May 3, 2023
	By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Senior Vice President, General Counsel & Corporate Secretary